Exhibit 99.1

Cocrystal Pharma Reports First Quarter 2022 Financial Results and Provides Updates on its Antiviral Development Programs and Milestones

●	Reported favorable preliminary data from the two initial cohorts in its Phase 1 study with CC-42344 for the treatment of pandemic and seasonal influenza A
●	Announced a collaboration with the National Institute of Allergy and Infectious Diseases (NIAID) to evaluate the Company’s COVID-19 protease inhibitors
●	Initiated scale-up synthesis and process chemistry development in preparation to begin a Phase 1 study with oral and inhalation inhibitors for the treatment of COVID-19

BOTHELL, Wash. (May 11, 2022) – Cocrystal Pharma, Inc. (Nasdaq: COCP) reports financial results for the three months ended March 31, 2022, and provides updates on its antiviral pipeline, upcoming milestones and business activities.

“I am pleased to be reporting progress and important developments with our antiviral programs for the treatment of influenza and COVID-19,” said Sam Lee, Ph.D., President and co-interim CEO of Cocrystal. “With our oral PB2 inhibitor, CC-42344 for the treatment of pandemic and seasonal influenza A, we announced favorable preliminary safety and pharmacokinetic data from the first two cohorts of healthy adults in our dose-escalation Phase 1 study underway in Australia. Enrollment in the remaining cohorts is ongoing.

“We are also advancing toward the start of a Phase 1 study with our novel, broad-spectrum inhalation SARS-CoV-2 3CL (main) protease inhibitor CDI-45205 for the treatment of COVID-19. Scale-up synthesis and process chemistry development are ongoing as we prepare data to support an IND application,” Dr. Lee added.

“Among our goals this year is to complete the CC-42344 Phase 1 influenza study and to initiate two Phase 1 COVID-19 studies with CDI-45205 and a novel, broad-spectrum orally administered protease inhibitor designed and developed using our proprietary structure-based drug discovery platform technology,” said James Martin, CFO and co-interim CEO. “We are well positioned to execute on these goals in the current challenging economic environment, given our clean capital structure and a cash balance we believe is sufficient to fund planned operations through 2023.”

Antiviral Pipeline Overview

Many antiviral drugs are effective only against certain strains of a virus and are less effective or not effective at all against other strains or variants. Cocrystal is developing drug candidates that specifically target proteins involved in viral replication. Despite the numerous strains that may exist or emerge, these enzymes are required for viral replication and are essentially similar (highly conserved) across all strains. By targeting these highly conserved regions of the replication enzymes, our antiviral compounds are designed and tested to be effective against major virus strains.

COVID-19 and Other Coronavirus Programs

By targeting viral replication enzymes and protease, we believe it is possible to develop an effective treatment for all coronavirus diseases including COVID-19, Severe Acute Respiratory Syndrome (SARS) and Middle East Respiratory Syndrome (MERS). Our main SARS-CoV-2 protease inhibitors showed potent in vitro pan-viral activity against common human coronaviruses, rhinoviruses and respiratory enteroviruses that cause the common cold, as well as against noroviruses that can cause symptoms of acute gastroenteritis.

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●	Intranasal/Pulmonary Protease Inhibitor CDI-45205

●	CDI-45205 is our novel SARS-CoV-2 3CL (main) protease inhibitor being developed as a potential treatment for COVID-19 and its variants via intranasal/pulmonary delivery.
●	We have initiated scale-up synthesis and process chemistry development with CDI-45205 as we assemble data to support an IND application with the goal of progressing to a first-in-human clinical trial in 2022.
●	We received guidance from the FDA regarding further preclinical and clinical development of CDI-45205 that provides a clearer pathway for the Phase 1 study we plan to initiate in 2022, as well as directives for designing a subsequent Phase 2 study.
●	CDI-45205 and several analogs showed potent in vitro activity against the SARS-CoV-2 Omicron (Botswana and South Africa/BA.1), Delta (India/B.1.617.2), Gamma (Brazil/P.1), Alpha (United Kingdom/B.1.1.7) and Beta (South Africa/B.1.351) variants, surpassing the activity observed with the original wild-type (Wuhan) strain.
●	CDI-45205 demonstrated good bioavailability in mouse and rat pharmacokinetic studies via intraperitoneal injection, and no cytotoxicity against a variety of human cell lines. CDI-45205 also demonstrated a strong synergistic effect with the FDA-approved COVID-19 medicine remdesivir.
●	CDI-45205 was among the broad-spectrum viral protease inhibitors obtained from Kansas State University Research Foundation (KSURF) under an exclusive license agreement announced in 2020. We believe the protease inhibitors obtained from KSURF have the ability to inhibit the inactive SARS-CoV-2 polymerase replication enzymes into an active form.

●	Oral Protease Inhibitors

●	We selected investigational novel antiviral drug candidates CDI-988 and CDI-873 for further development as potential oral treatments for SARS-CoV-2. Both candidates were designed and developed using our proprietary structure-based drug discovery platform technology. These agents are chemically differentiated and exhibit superior in vitro potency again SARS-CoV-2, with activity maintained against current variants of concern. Both candidates demonstrated a favorable safety profile and pharmacokinetic properties that are supportive of daily oral dosing.
●	We plan to initiate a Phase 1 study as soon as possible in 2022 with one of these candidates. We believe the FDA’s guidance for further development of CDI-45205 provides us with a clearer pathway for the clinical development of our oral COVID-19 program.

●	Replication Inhibitors

●	We are using our proprietary structure-based drug discovery platform technology to discover replication inhibitors as orally administered therapeutic and prophylactic treatments for SARS-CoV-2. Replication inhibitors hold potential to work with protease inhibitors in a combination therapy regimen.

Influenza Programs

Influenza is a severe respiratory illness caused by either the influenza A or B virus that results in outbreaks of disease mainly during the winter months. The global market for influenza therapeutics is expected to reach nearly $6.5 billion annually by 2022, according to a report published by BCC Research in May 2018.

●	Pandemic and Seasonal Influenza A

●	A novel PB2 inhibitor, CC-42344 has shown excellent antiviral activity against influenza A strains including pandemic and seasonal strains, as well as strains resistant to Tamiflu® and Xofluza®. CC-42344 also has favorable pharmacokinetic and drug-resistance profiles.
●	In March 2022 we initiated enrollment in our Phase 1 study with orally administrated antiviral CC-42344 in healthy adults. This randomized, double-controlled, dose-escalating study is designed to assess the safety, tolerability and pharmacokinetics of CC-42344.
●	In April 2022 we announced preliminary data from our Phase 1 study with CC-42344, demonstrating a favorable safety and pharmacokinetic profile in the first two cohorts administered single-ascending doses of 100 mg and 200 mg. We expect to report full results from the Phase 1 clinical study in 2022.

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●	Pandemic and Seasonal Influenza A/B program

●	In January 2019 we entered into an Exclusive License and Research Collaboration Agreement with Merck Sharp & Dohme Corp. to discover and develop certain proprietary influenza antiviral agents that are effective against both influenza A and B strains. This agreement includes milestone payments of up to $156 million plus royalties on sales of products discovered under the agreement.
●	In January 2021 we announced completion of all research obligations under the agreement. Merck is now solely responsible for further preclinical and clinical development of compounds discovered under this agreement.
●	Merck continues development activities with the compounds discovered under this agreement.

Norovirus Program

●	We are developing certain proprietary broad-spectrum protease and replication inhibitors for the treatment of norovirus infections.
●	We plan to select preclinical leads in the 2022-2023 timeframe.
●	Norovirus is a global public health problem responsible for nearly 90% of epidemic, non-bacterial outbreaks of gastroenteritis around the world.

Hepatitis C Program

●	We are seeking a partner to advance the development of CC-31244 following successful completion of a Phase 2a study. This compound has shown favorable safety and preliminary efficacy in a triple-regimen Phase 2a study in combination with Epclusa (sofosbuvir/velpatasvir) for the ultra-short duration treatment of individuals infected with the hepatitis C virus (HCV).
●	HCV is a viral infection of the liver that causes both acute and chronic infection. The 2017 World Health Organization Global Hepatitis Report estimates that 71 million people worldwide have chronic HCV infections.

First Quarter 2022 Financial Results

Research and development (R&D) expenses for the first quarter of 2022 were $2.9 million compared with $1.6 million for the first quarter of 2021, with the increase primarily related to COVID-19 and influenza programs. The Company expects R&D expenses to increase during 2022 due to the advancement of its influenza A program into the clinic and progress with preclinical COVID-19 programs toward clinical development. General and administrative expenses for the first quarter of 2022 were $1.3 million compared with $1.2 million for the first quarter of 2021, with the increase primarily due to insurance costs and reduced by the conclusion of certain previously reported legal matters.

The net loss for the first quarter of 2022 was $4.2 million, or $0.04 per share, compared with a net loss for the first quarter of 2021 of $2.7 million, or $0.04 per share.

The Company reported unrestricted cash of $54.8 million as of March 31, 2022, compared with $58.7 million as of December 31, 2021. Net cash used in operating activities for the first quarter of 2022 was $3.9 million. The Company reported working capital of $53.8 million as of March 31, 2022.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of influenza viruses, coronaviruses (including SARS-CoV-2), hepatitis C viruses and noroviruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create first- and best-in-class antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our goals of initiating two Phase 1 studies for our COVID-19 programs in 2022, our expectations of reporting data from the Phase 1 clinical study of our Influenza A product candidate later in 2022, the viability and efficacy of potential treatments for coronavirus and other diseases, expectations for the global market for influenza therapeutics, our attempts to discover replication inhibitors, our development of antiviral treatments for norovirus, our expectations concerning R&D expenses, the expected sufficiency of our cash balance to fund our planned operations and our liquidity. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks arising from the impact of the COVID-19 pandemic and the Ukraine war on our Company, our collaboration partners, and on the national and global economy, including manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including and adverse impacts on our ability to obtain raw materials and test animals as well as similar problems with our vendors and our current Clinical Research Organization (CRO) and any future CROs and Contract Manufacturing Organizations, the impact of inflation and Federal Reserve interest rate increases in response thereto on the economy, the ability of our current CRO to recruit volunteers for, and to proceed with, clinical studies, possible delays resulting from future lockdowns in Australia, our reliance on Merck for further development in the influenza A/B program under the license and collaboration agreement, our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of future preclinical and clinical trials, general risks arising from clinical trials, receipt of regulatory approvals, regulatory changes, development of effective treatments and/or vaccines by competitors, including as part of the programs financed by the U.S. government, and potential mutations in a virus we are targeting which may result in variants that are resistant to a product candidate we develop. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

Media Contact:

JQA Partners

Jules Abraham

917-885-7378

Jabraham@jqapartners.com

Financial Tables to follow

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COCRYSTAL PHARMA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash	$54,789	$58,705
Restricted cash	50	50
Prepaid expenses and other current assets	560	568
Total current assets	55,399	59,323
Property and equipment, net	407	453
Deposits	46	46
Operating lease right-of-use assets, net (including $140 to related party)	428	478
Goodwill	19,092	19,092
Total assets	$75,372	$79,392
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,314	$1,297
Current maturities of finance lease liabilities	28	27
Current maturities of operating lease liabilities (including $55 to related party)	215	209
Derivative liabilities	1	12
Total current liabilities	1,558	1,545
Long-term liabilities:
Finance lease liabilities	-	7
Operating lease liabilities (including $87 to related party)	234	291
Total long-term liabilities	234	298
Total liabilities	1,792	1,843
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized as of March 31, 2022 and December 31, 2021; 97,469 shares issued and outstanding as of March 31, 20222 and December 31, 2021.	98	98
Additional paid-in capital	336,783	336,544
Accumulated deficit	(263,301)	(259,093)
Total stockholders’ equity	73,580	77,549
Total liabilities and stockholders’ equity	$75,372	$79,392

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COCRYSTAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended March 31,
	2022	2021
Operating expenses:
Research and development	2,872	1,577
General and administrative	1,333	1,161
Total operating expenses	4,205	2,738

Loss from operations	(4,205)	(2,738)
Other (expense) income:
Interest expense, net	(1)	(1)
Foreign exchange loss	(13)	-
Change in fair value of derivative liabilities	11	1
Total other expense, net	(3)	-
Net loss	$(4,208)	$(2,738)
Net loss per common share, basic and diluted	$(0.04)	$(0.04)
Weighted average number of common shares outstanding, basic and diluted	97,469	71,248

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